Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

& Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the First Quarter Ended

October 31, 2011 and Declares Quarterly Cash Dividend

PEABODY, Mass. (December 8, 2011) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its first quarter ended October 31, 2011.

Highlights during the first quarter included:

•	Revenues of $117.9 million, up 14% from Q1 of fiscal 2011

•	GAAP operating margin of 5%; Non-GAAP operating margin of 8%

•	GAAP diluted EPS of $0.32; Non-GAAP diluted EPS rose 15% to $0.53

Revenues for the first quarter of fiscal 2012 were $117.9 million, an increase of 14% compared with revenues of $103.8 million in the first quarter of fiscal 2011. GAAP net income for the first quarter of fiscal 2012 was $4.0 million, or $0.32 per diluted share, compared with net income of $2.6 million, or $0.20 per diluted share, in the first quarter of fiscal 2011. Included in our GAAP results during the first quarter of fiscal 2012, were pre-tax expenses totaling $1.4 million associated with the previously disclosed investigation involving our Danish subsidiary and certain of its foreign distributors. Of this amount, $1.0 million related to specific inquiry-related expenses and $0.4 million related to employee severance costs.

Non-GAAP net income for the first quarter was $6.7 million, or $0.53 per diluted share, compared with $5.8 million, or $0.46 per diluted share, in the prior year’s first quarter. A reconciliation of reported to non-GAAP results is included as an attachment to this press release. For non-GAAP reporting purposes, we have excluded the $1.0 million portion of the inquiry-related pre-tax expenses described above.

Jim Green, president and CEO, commented, “We are pleased to again have achieved double-digit, year-over-year, revenue growth, driven by strong growth in our medical imaging and ultrasound businesses as we are expanding our presence with existing customers and beginning to penetrate new adjacent markets. Security product revenues increased while overall Security revenues were down slightly due to lower funded engineering this quarter. Overall we remain on track to achieving our financial goals of double-digit non-GAAP operating margins and mid-to-upper single digit revenue growth for FY 2012.”

Green continued, “Shortly after quarter end, we completed our $30 million stock repurchase program. We remain committed to driving improvement in shareholder value.”

Segment Revenues

At the end of fiscal 2011, we realigned our Ultrasound business, combining our direct sales Ultrasound systems business with our OEM Ultrasound transducer business under common leadership. As a result, our Ultrasound segment revenue now includes OEM transducer sales previously included in our Medical Imaging segment.

Revenue from our Medical Imaging segment was $72.7 million for the first quarter of fiscal 2012, up 13% from revenue of $64.2 million in the same period of fiscal 2011. Medical Imaging revenues were up during the quarter due largely to growth in sales of our digital mammography detector plates in addition to growth from our MRI and CT subsystems.

Our Ultrasound segment revenue was $34.6 million for the first quarter of fiscal 2012, up 22% from revenue of $28.4 million in the same period of fiscal 2011. Ultrasound revenue grew due to solid demand for our Flex Focus™ family of ultrasound systems for procedure-driven markets of urology and surgery, with over 20% growth in the United States. The growth in Ultrasound also reflects revenues from an OEM transducer product line we acquired in the second quarter of fiscal 2011.

Security Technology segment revenue was $10.6 million for the first quarter of fiscal 2012, down 6% from revenue of $11.3 million in the same period of fiscal 2011. A 35% increase in product revenue was offset by a decline in customer funded engineering revenue as we near the completion of current key projects.

Quarterly Cash Dividend

Analogic’s Board of Directors, on December 5, 2011, declared a $0.10 cash dividend for each common share for its first fiscal quarter ended October 31, 2011. The cash dividend will be payable on December 29, 2011, to shareholders of record on December 19, 2011.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, December 8, at 5:00 p.m. (ET) to discuss the fourth quarter and year-end results. To participate in the conference call, dial 1-866-551-3680, or 1-212-401-6760 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 96397625#. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) January 9, 2012. To access the digital replay, dial 1-866-551-4520, or 1-212-401-6750 for international callers. The passcode is 277298#.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) January 9, 2012.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical branded ultrasound systems, used in procedure-driven markets such as urology, guided surgery, and anesthesia, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and ensuring the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended
	October 31, 2011	October 31, 2010
Net revenue:
Product	$114,007	$96,689
Engineering	3,850	7,133

Total net revenue	117,857	103,822

Cost of sales:
Product	71,231	59,056
Engineering	3,600	5,747

Total cost of sales	74,831	64,803

Gross profit	43,026	39,019

Operating expenses:
Research and product development	15,267	13,904
Selling and marketing	10,465	9,608
General and administrative	11,710	9,747
Restructuring	—	3,562

Total operating expenses	37,442	36,821

Income from operations	5,584	2,198

Other income (expense):
Interest income	136	218
Other, net	175	(276)

Total other income (expense), net	311	(58)

Income from continuing operations before income taxes	5,895	2,140
Provision for income taxes	1,869	759

Income from continuing operations	4,026	1,381
Income from discontinued operations (net of tax)	—	289
Gain on disposal of discontinued operations (net of tax)	—	924

Net income	$4,026	$2,594

Basic net income per share:
Income from continuing operations	$0.32	$0.11
Income from discontinued operations, net of tax	—	0.02
Gain on disposal of discontinued operations, net of tax	—	0.08

Basic net income per share	$0.32	$0.21

Diluted net income per share:
Income from continuing operations	$0.32	$0.11
Income from discontinued operations, net of tax	—	0.02
Gain on disposal of discontinued operations, net of tax	—	0.07

Diluted net income per share	$0.32	$0.20

Dividends declared per share	0.10	0.10
Weighted-average shares outstanding:
Basic	12,437	12,623
Diluted	12,548	12,677

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)
	October 31, 2011	July 31, 2011
Assets:
Cash and cash equivalents	$151,106	$169,656
Accounts receivable, net	85,882	88,558
Inventories	109,532	105,483
Other current assets	16,409	19,516

Total current assets	362,929	383,213
Property, plant, and equipment, net	85,014	83,157
Other assets	53,471	55,182

Total Assets	$501,414	$521,552

Liabilities and Stockholders’ Equity:
Accounts payable	$34,445	$37,478
Accrued liabilities	32,713	41,438
Advanced payments and deferred revenue	9,455	9,249
Accrued income taxes	693	661

Total current liabilities	77,306	88,826

Long-term liabilities	9,545	9,254

Stockholders’ equity	414,563	423,472

Total Liabilities and Stockholders’ Equity	$501,414	$521,552

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED (GAAP) TO NON-GAAP MEASURES

We provide non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

B-K Distributor Matter Inquiry-Related Costs

As previously disclosed in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2011, the Company has identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which the Company has raised questions concerning compliance with law and the Company’s business policies. The Company has concluded that the identified transactions have been properly accounted for in our reported financial statements in all material respects. During the three months ended October 31, 2011 we incurred $997,000 of inquiry-related costs.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition.

Restructuring

During the three months ended October 31, 2010, we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, Mass. manufacturing operations into our existing U.S. facilities. The total cost, including severance and personnel related costs, was $3,562,000 and was recorded as an operating expense during the three months ended October 31, 2010.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended
	October 31, 2011	October 31, 2010

Gross Profit, As Reported	$43,026	$39,019
Share-based compensation expense	132	118
Acquisition related expenses	303	282

Non-GAAP Gross Profit	$43,461	$39,419

Percentage of Total Net Revenue	36.9%	38.0%

Operating Expenses, As Reported	$37,442	$36,821
Share-based compensation expense	(2,119)	(1,664)
B-K distributor matter inquiry related costs	(997)	—
Restructuring	—	(3,562)
Acquisition related expenses	(463)	(451)

Non-GAAP Operating Expenses	$33,863	$31,144

Percentage of Total Net Revenue	28.7%	30.0%

Income From Operations, As Reported	$5,584	$2,198
Share-based compensation expense	2,251	1,782
B-K distributor matter inquiry related costs	997	—
Restructuring	—	3,562
Acquisition related expenses	766	733

Non-GAAP Income From Operations	$9,598	$8,275

Percentage of Total Net Revenue	8.1%	8.0%

Income From Continuing Operations Before Income Taxes, As Reported	$5,895	$2,140
Share-based compensation expense	2,251	1,782
B-K distributor matter inquiry related costs	997	—
Restructuring	—	3,562
Acquisition related expenses	766	733

Non-GAAP Income From Continuing Operations Before Income Taxes	$9,909	$8,217

Percentage of Total Net Revenue	8.4%	7.9%

Income From Continuing Operations, As Reported	$4,026	$1,381
Share-based compensation expense	1,551	1,206
B-K distributor matter inquiry related costs	639	—
Restructuring	—	2,474
Acquisition related expenses	491	465

Non-GAAP Income From Continuing Operations	$6,707	$5,526

Percentage of Total Net Revenue	5.7%	5.3%

Diluted Net Income Per Share From Continuing Operations, As Reported	$0.32	$0.11
Effect of non-GAAP adjustments	0.21	0.33

Non-GAAP Diluted Net Income Per Share From Continuing Operations	$0.53	$0.44

Net Income, As Reported	$4,026	$2,594
Share-based compensation expense	1,551	1,206
B-K distributor matter inquiry related costs	639	—
Restructuring	—	2,474
Acquisition related expenses	491	465
Gain on sale of discontinued operation	—	(924)

Non-GAAP Net Income	$6,707	$5,815

Percentage of Total Net Revenue	5.7%	5.6%

Diluted Net Income Per Share, As Reported	$0.32	$0.20
Effect of non-GAAP adjustments	0.21	0.26

Non-GAAP Diluted Net Income Per Share	$0.53	$0.46

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com